UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 3, 2005

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 3, 2005, MSC.Software Corporation (the “Company”) and John A. Mongelluzzo entered into a letter agreement (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Pursuant to the Agreement, among other things, Mr. Mongelluzzo:

•                  will become Senior Vice President — Business Administration, Secretary and General Counsel;

•                  will receive a base salary of $275,000 and a signing bonus of $25,000;

•                  will receive stock options covering 150,000 shares of the Company’s common stock, granted upon approval by the Board of Directors of the Company, and an additional grant of stock options covering 50,000 shares of the Company’s common stock on the first anniversary of his starting date; and

•                  will receive, upon approval by the Board of Directors of the Company, a one-time right to purchase 50,000 shares of restricted Company common stock at a price of $10.00 per share and 30,000 performance stock units related to the Company’s common stock.

Item 9.01                                             Financial Statements and Exhibits.

(c)           Exhibits

10.1                    Letter Agreement between John A. Mongelluzzo and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

	By:	/s/ JOHN J. LASKEY
Date: March 9, 2005		John J. Laskey
Senior Vice President and Chief Financial Officer